Exhibit 3.255

OCT 11 2002 14:36 FR NATIONAL DOCUMENTS 602 274 5573 TO 5424100 P.06/08

15510 - 400 - 2364

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address: 1300 West Washington, Phoenix, Arizona 85007-2929

Tucson Address: 400 West Congress, Tucson, Arizona 85701-1347

PROFIT
CERTIFICATE OF DISCLOSURE
A.R.S. §10-202.D

PHC-Fort Mohave, Inc.
EXACT CORPORATE NAME

A. Has any person serving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1. Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
2. Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?
3. Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:
   (a) involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or
   (b) involved the violation of the consumer fraud laws of that jurisdiction?; or
   (c) involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes____ No X

B. IF YES, the following information MUST be attached:

1. Full name, prior name(s) and aliases, if used.
2. Full birth name.
3. Present home address.
4. Prior addresses (for immediate preceding 7-year period).
5. Date and location of birth.
6. Social Security number.
7. The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C. Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes____ No X

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the corporation.
2. Full name (including aliases) and address of each person involved.
3. State(s) in which corporation:
   (a) Was incorporated. (b) Has transacted business.
4. Dates of corporate operation.
5. Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is December

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachments, and to the best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY(30) DAYS OF THE DELIVERY DATE.

BY Mary Ellen Pickrell BY________

PRINT NAME Mary Ellen Sullivan Pickrell PRINT NAME________

TITLE Incorporator DATE 10/11/02 TITLE________ DATE________

DOMESTIC CORPORATIONS. ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CP; 0022 - Business Corporations
Rev: 2/01
AZ094 - C T System Online

STATE OF ARIZONA
ACC/FAX
DATE FILED

OCT 11 2002
DATE APPR Nathan Tagore
TERM
BY 10-11-02
1048996-0
ARTICLES OF INCORPORATION
OF
PHC-FORTMOHAVE INC.
(An Arizona Business Corporation)
1. Name. The name of the Corporation is PHC — Fort Mohave, Inc.
2. Initial Business. The corporation initially intends to conduct the business of hospital management and development.
3. Authorized Capital. The Corporation shall have authority to issue 1,000 shares of Common Stock.
4. Known Place of Business. The street address of the known place of business of the Corporation in Arizona is c/o National Registered Agents, Inc. 1850 N. Central Avenue, Suite 1160, Phoenix, Arizona 85003.
5. Statutory Agent. The name and address of the statutory agent of the Corporation in Arizona is National Registered Agents, Inc., 1850 N. Central Avenue, Suite 1160, Phoenix, Arizona 85003.
6. Board of Directors. The initial board of directors shall consist of 2 directors. The names and addresses of the persons who are to serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualified are:
Martin S. Rash
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027
Howard T. Wall, III
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027
The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.
7. Incorporator. The name and address of the incorporator is MaryEllen Sullivan Pickrell, 511 Union Street, Suite 2100, Nashville, Tennessee 37219. All powers, duties and responsibilities of the incorporator shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.
8. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.
9. Limitation of Liability. To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

EXECUTED this 11th day of October, 2002 by the incorporator.

Signed:	/s/ MaryEllen Sullivan Pickrell MaryEllen Sullivan Pickrell
Incorporator
Acceptance of Appointment by Statutory Agent
The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 11 day of October, 2002.

Signed:	/s/ Melinda Pierce, Assistant Secretary

Melinda Pierce, Assistant Secretary

[Print Name Here]

2

AFFIDAVIT OF PUBLICATION
for Corporation Commission
Arizona Capitol Times
P.O. Box 2260       Phoenix, AZ 85002
Phone: (602) 258-7026 / Fax: (602) 258-2504
STATE OF ARIZONA
County of Maricopa
I, DIANA CREIGHTON, am authorized by the publisher as agent to make this affidavit of publication. Under oath, I state that the following is true and correct.
The ARIZONA CAPITOL TIMES, is a newspaper which is published weekly, is of general circulation and is in compliance with Arizona Revised Statutes §§ 10-140.34 & 39-201.A & B. The notice will be/is being published three (3) consecutive times in the newspaper listed above.
DATES OF PUBLICATION:
1)	November 1,2002

2)	November 8, 2002

3)	November 15, 2002

THE NAME OF THE CORPORATION:	PHC-FORT MOHAVE, INC.

CORPORATE FILE NUMBER:	1048996-0

TYPE OF DOCUMENT:	Articles of Incorporation
(EXAMPLE: Merger between party a and party by name change from/to foreign authority with a fictitious name; articles of Incorporation; application for authority: articles of organization; amendment: etc.)

AUTHORIZED SIGNATURE:	[ILLEGIBLE]

SUBSCRIBED AND SWORN TO BEFORE ME ON THE 1ST OF NOVEMBER, 2002.

NOTARY SIGNATURE:	Maria Chomina

RECEIVED 11-05-02 NOV 0 4 2002 ARIZONA CORP. COMMISSION CORPORATION DIVISION

AFFIDAVIT OF PUBLICATION
PHC • FORT MOHAVE, INC.
*
6 (Corporate file # 1045996-0
Business
Gazette
Tom Bianco, being first duly sworn, upon oath deposes and says: That he is the legal advertising manager of the Arizona Business Gazette, a newspaper of general circulation in the county of Maricopa. State of Arizona, published weekly at Phoenix. Arizona, and that the copy hereto attached is a true copy of the advertisement published in the said paper on the dates indicated.

STATE OF ARIZONA
Office of the CORPORATION COMMISSION
I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:
STATEMENT OF CHANGE, 06/28/2005
consisting of 1 pages, is a true and complete copy of the original of said document on file with this office for:
PHC-FORT MOHAVE, INC. ACC file number: -1048996-0
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: March 18, 2011.

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS AND OF STATUTORY AGENT OF PHC-FORT MOHAVE, INC.	Received June 28, 2005 Arizona Corporation Commission Corporations Division
(an Arizona corporation)
To the Arizona Corporation Commission
State of Arizona
Pursuant to the provisions of the General Corporation Law of the State of Arizona, the corporation hereinafter named delivers the following statement:
1. The name of the corporation is PHC-FORT MOHAVE, INC..
2. The ACC file number is: -1048996-0.
3. The present address of the known place of business of the corporation in the State of Arizona is 105 WESTWOOD PL #400, BRENTWOOD, TN 37027.
4. The present address of the known place of business of the corporation in the State of Arizona is as c/o National Registered Agents, Inc.,
1850 N. Central Avenue, Suite 1160, Phoenix, AZ 85004.
5. The name and the address of the present statutory agent of the corporation in the State of Arizona are as follows:
National Registered Agents, Inc., 1850 N. Central Avenue, Suite 1160, Phoenix, AZ 85004, County of Maricopa
6. The registered agent of the corporation hereby changes the aforesaid statutory address as follows:
     The name and new address of the corporation’s statutory agent in the State of Arizona are:

Name	Address
National Registered Agents, Inc.	638 North Fifth Avenue
Phoenix, AZ 85003
County of Maricopa,
8. The corporation has been given written notice of the change.

Dated: June 28, 2005	National Registered Agents, Inc.
	By:	/s/ Dennis E. Howarth
Dennis E. Howarth, President

STATE OF ARIZONA Office of the CORPORATION COMMISSION
I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:
STATEMENT OF CHANGE, 07/25/2005
consisting of 2 pages, is a true and complete copy of the original of said document on file with this office for:
PHC-FORT MOHAVE, INC. ACC file number: -1048996-0
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: March 18,2011.

NO FILING FEE REQUIRED	CORPORATION STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS OR STATUTORY AGENT
NOTE: It is critical that the Corporation Commission receive information about the existing (old) official address and/or agent data as well as the new address or agent data. Please check with our Records section, (602) 542-3026 or our web site, www.cc.state.az.us/corp to obtain the correct information.
1.	The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is: PHC-Fort Mohave, Inc.

2.	The ACC file number is 1048996-0

3.	The known place of business currently (old) on file with the ACC is:
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027
4.	The name and address of the current statutory agent on file with the ACC is:
National Registered Agents Inc.
1850 N. Central Avenue, Suite 1160
Phoenix, Arizona 85003
(A)☐	The known place of business in ARIZONA is to be changed. The street address of the new (now, or in the near future) known place of business is:

(B)	☐ Foreign corporations only:
The known place of business in the State or Country in which the corporation was incorporated is to be changed. The new foreign address is:
103 Powell Court. Suite 200.
Brentwood. Tennessee. 37027

5.	Indicate which address the Annual Report should be mailed to: 4(A) 4(B) XXXX

6.	(A)☑ The statutory agent in ARIZONA is to be changed. The name and address of the new statutory agent is:
C T Corporation System
3225 North Central Avenue
Phoenix, Arizona 85012

Corporation Name: PHC-Fort Mohave, Inc. File Number: 1048996-0
(B)☐ The address of the statutory agent in ARIZONA is to be changed. The new address of the statutory agent is:

and the statutory agent has given the Corporation written notice of this change.
ARS §10-140 requires that changes to corporation(s) be executed by an officer of the corporation, whose file is to be changed.
           DATED this 1st day of July, 2005

PHC-Fort Mohave. Inc. [Name of Corporation]

By	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp Asst. Secretary
[Name] [Title]

[Statutory Agent]* *(Statutory Agent must sign only if changing address.)
If the agent has a P.O. box, then they must also provide a physical location/address where service of process on the corporation can occur. Also, personal mail boxes (PMB) are unacceptable for a physical address, but fine for a mailing address.
Acceptance of Appointment By Statutory Agent**
          The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 12th day of July, 2005
     Signature: /s/ Mary R. Adams
MARY R. ADAMS
ASSISTANT SECRETARY

     Printed Name: CT Corporation System
**(required only if a new statutory agent is being appointed)

STATE OF ARIZONA
Office of the CORPORATION COMMISSION
I, Ernest G. Johnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:
STATEMENT OF CHANGE, 05/26/2006
consisting of 1 pages, is a true and complete copy of the original of said document on file with this office for: PHC-FORT MOHAVE, INC. ACC file number: -1048996-0

CORPORATION
STATEMENT OF CHANGE OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS
1.	The exact name of the Corporation on file with the Arizona Corporation Commission (ACC) is: PHC-FORT MOHAVE, INC.

2.	The ACC File Number is: 10489960

3.	The address of the known place of business currently on file with the ACC is: 103 POWELL CT #200, BRENTWOOD, TN37027

4.	The address of the current statutory agent on file with the ACC is: 3225 N CENTRAL AVE, PHOENIX, AZ 85012

5.	The name of the current statutory agent is: C T CORPORATION SYSTEM

6.	The new address of the statutory agent in Arizona is: 2394 E. Camelback Road, Phoenix, AZ 85016

7.	The statutory agent has given the entity written notice of this change.

8.	If the entity indicates its address of the known place of business in Arizona is our (the statutory agent) address, please update accordingly.
Dated: May 19, 2006
CT CORPORATION SYSTEM
Kenneth J Uva, Vice President

Received May 26, 2006
Arizona Corporation
Commission
Corporations Division